EXHIBIT 99

SEGMENT INFORMATION FOR COMPLETED FISCAL PERIODS

Effective July 1, 2004, the Registrant and its consolidated subsidiaries began reporting in three reportable segments, consistent with reorganization of its business organization. The Registrant had previously reported as one operating segment: the manufacture and distribution of electrical stimulation products for pain management, rehabilitation and fitness applications. Nevertheless, because of the establishment and growth of the Registrant’s consumer products segment in the United States, which includes electrical stimulation products for consumer distribution, the Registrant reorganized the manner in which it reviewed and managed its business. Commencing with the first quarter of the fiscal year ending June 30, 2005, the Registrant has revised its reporting structure based on a geography in segmenting its international and U.S. operations and has further segmented its U.S. operations based on product offerings by separating its U.S. consumer from its U.S. medical division. The Registrant’s U.S. medical segment consists of electrical stimulation products for rehabilitation, pain management and accessories and supplies distributed to patients through healthcare providers. Customers of the Registrant’s U.S. medical segment require a physicians’ prescription to purchase or rent products, and the Registrant is normally reimbursed through a third party reimbursement organization such as an insurance company, health maintenance organization, or a governmental agency under Medicare, Medicaid, workers compensation or other programs. The Registrant’s U.S. consumer segment consists of the sale of electrical stimulation products over the counter to consumers without prescription. Because the regulatory requirements and the markets differ substantially from the regulatory requirements and markets in the United States, the Registrant sells a completely different line of both medical, sport, fitness and wellness products over the counter under the Compex name in Europe. There is no reporting distinction between medical and consumer products within the Registrant’s international reporting segment, because the European regulatory environment does not necessitate the distinction between method of distribution of medical and consumer products as is necessary in the U.S.

The Registrant’s chief operating decision makers make operating and strategic decisions based on measure of segment profit that includes gross profit less selling and marketing expenses.

The Registrant has reported segment information on such basis in its quarterly report on Form 10-Q for the quarter ended September 30, 2004, and included in such report comparable segment information for the quarter ended September 30, 2003. The Registrant will include segment information for the current fiscal period, and for the comparable fiscal period during the prior fiscal year, in its Form 10-Q for the quarter ended December 31, 2004, Form 10-Q for the quarter ending March 31, 2005, and Form 10-K for the fiscal year ending June 30, 2005. In order to better inform investors in advance of such filings, however, the registrant furnishes the following segment information for the six months ended December 31, 2003, the nine months ended March 31, 2004, and the twelve months ended December 31, 2004.

1. Revenue, cost of sales and rentals, and selling expenses by division are as follows:

	For the Six Months Ended December 31, 2003
	U.S. Medical	U.S. Consumer	International	Total
Revenue	$25,736,635	$268,909	$15,615,321	$41,620,865
Cost of sales and rentals	6,754,289	86,415	6,757,049	13,597,753

Gross margin	18,982,346	182,494	8,858,272	28,023,112
Percentage	73.8%	67.9%	56.7%	67.3%
Selling and marketing expenses	11,137,947	1,179,550	4,553,594	16,871,091

Segment profit (loss)	7,844,399	(997,056)	4,304,678	11,152,021

		For the Nine Months Ended March 31, 2004

U.S. MedicalU.S. ConsumerInternational				Total

Revenue	$39,018,520	$417,892	$23,836,050	$63,272,462
Cost of sales and rentals	10,489,603	176,751	10,011,951	20,678,305

Gross margin	28,528,917	241,141	13,824,099	42,594,157
Percentage	73.1%	57.7%	58.0%	67.3%
Selling and marketing expenses	16,666,307	2,388,217	7,121,470	26,175,994

Segment profit (loss)	11,862,610	(2,147,076)	6,702,629	16,418,163

		For the Twelve Months Ended June 30, 2004

U.S. MedicalU.S. ConsumerInternational				Total

Revenue	$52,025,672	$791,757	$33,143,234	$85,960,663
Cost of sales and rentals	13,943,173	333,540	14,158,967	28,435,680

Gross margin	38,082,499	458,217	18,984,267	57,524,983
Percentage	73.2%	57.9%	57.3%	66.9%
Selling and marketing expenses	22,541,852	3,805,755	9,415,693	35,763,300

Segment profit (loss)	15,540,647	(3,347,538)	9,568,574	21,761,683

2. Reconciliation of segment profit to income from operations:

	For the Six	For the Nine Months	For the Twelve
	Months Ended	Ended	Months Ended
	December 31	March 31	June 30
	2003	2004	2004
Total profit from segments	$11,152,021	$16,418,163	$21,761,683
Unallocated corporate expenses:
General and administrative	7,021,317	10,721,783	14,197,056
Research and development	1,275,150	2,054,784	2,554,290

Income from operations	$2,855,554	$3,641,596	$5,010,337

3. Net revenue by product lines are as follows:

	For the Six	For the Nine Months	For the Twelve
	Months Ended	Ended	Months Ended
	December 31	March 31	June 30
	2003	2004	2004
Rehabilitation products	$9,049,828	$13,484,038	$17,693,448
Pain management	7,920,380	12,240,048	16,652,988
Consumer products	12,012,482	18,466,046	26,116,237
Accessories and supplies	12,638,175	19,082,330	25,497,990

	$41,620,865	$63,272,462	$85,960,663

The Company does not have a single customer that accounts for more than 5% of consolidated revenue or more than 5% of total accounts receivable as of December 31, 2004.

4. Assets by segment are as follows:

	U.S. Medical	U.S. Consumer	International	Total
Segment assets at December 31, 2003	$24,644,017	$2,631,484	$16,756,960	$44,032,461

Segment assets at March 31, 2004	$25,412,590	$2,497,363	$16,242,502	$44,152,455

Segment assets at June 30, 2004	$25,771,895	$2,972,642	$14,621,634	$43,366,171

5. Reconciliation of segment assets to total assets:

	For the Six	For the Nine Months	For the Twelve
	Months Ended	Ended	Months Ended
	December 31	March 31	June 30
	2003	2004	2004
Assets from segments	$44,032,461	$44,152,455	$43,366,171
Unallocated corporate assets:	30,475,620	29,315,386	32,843,225

Total assets	$74,508,081	$73,467,841	$76,209,396